Exhibit 99.1


            Tier Reports Fiscal First Quarter 2004 Results

   WALNUT CREEK, Calif.--(BUSINESS WIRE)--Jan. 27, 2004--Tier
Technologies, Inc. (Nasdaq: TIER), a leading provider of financial transaction processing outsourcing and packaged software and systems integration solutions for government clients, today announced results for its fiscal first quarter ended December 31, 2003.

   GAAP Results

   Net revenues for the fiscal 2004 first quarter were $26.5 million, in line with Company guidance, as compared to $29.1 million in the fiscal 2003 first quarter, which included the revenue impact from terminated contracts of $3.2 million in the year ago quarter.
   U.S. Generally Accepted Accounting Principles, or GAAP, net loss per diluted share was $0.15 in the fiscal 2004 first quarter, as compared to net income per diluted share of $0.09 in the same period a year ago.

   Non-GAAP Results

   Core earnings per diluted share for the fiscal 2004 first quarter were $0.03, in line with the Company's guidance of $0.03 and estimates, and as compared to $0.07 for the same period a year ago. Core earnings are defined as income (loss) from continuing operations before income taxes, net of restructuring and other charges, tax affected.
   Tier provides additional notes and information on the face of the attached condensed consolidated statements of operations that describe in detail the items affecting revenues and per share results reported above and a detailed description of the calculation of the Non-GAAP results.

   Balance Sheet

   Cash and cash equivalents and short and long-term investments on December 31, 2003 totaled $76.7 million as compared to $64.3 million on September 30, 2003. The total current portion of accounts and unbilled receivables at December 31, 2003 was $21.5 million, which represented a decrease of $6.4 million from $27.9 million at September 30, 2003. Specifically, unbilled receivables at December 31, 2003 were $3.0 million, which represented a decrease of $4.9 million from $7.9 million at September 30, 2003.

   Fiscal First Quarter 2004

   "I am pleased to report that Tier is executing on its plan, and producing results," said James R. Weaver, President and Chief Executive Officer. "Tier met or exceeded its overall quarterly guidance in important areas. For example, financial transaction processing, a business unit we have highlighted previously for producing strong recurring revenue streams, experienced 5% revenue growth in the first quarter of 2004 as compared to the first quarter of 2003. We see this positive business unit performance as an early and important validation of the vision and results from building a financial transaction processing model. Our new management team has worked diligently to streamline our operations, find new business opportunities, and build on existing relationships. We believe Tier is well positioned for future growth, stability and predictability."
   Jeffrey A. McCandless, Senior Vice President and Chief Financial Officer commented, "Tier reported operating results this quarter that were in line with what had been forecasted. We are particularly pleased with the strength of a number of key metrics, including Days Sales Outstanding that decreased 14 days sequentially in the December 2003 quarter. The quality of our revenues, receivables, and underlying cash flows is evident when considering that unbilled receivables were more than 60% lower than in the quarter ended September 30, 2003. Tier generated strong cash flows from operations of $11.4 million, and ended the quarter with cash and cash equivalents and short and long-term investments totaling $76.7 million."

   Financial Outlook

   As noted above, Tier's transaction-based businesses have continued to perform well. Tier is maintaining its guidance for the remainder of fiscal year 2004. To reiterate, Tier expects total revenue in the fiscal second quarter of 2004 to be approximately $29 million. The Company also expects to post GAAP after-tax earnings from continuing operations per diluted share for the fiscal second quarter of 2004 of $0.03 and core earnings of $0.06 per diluted share.
   For the full fiscal year 2004, the Company now projects total revenue of approximately $127 million, GAAP after-tax income from continuing operations of approximately $2.7 million and GAAP after-tax earnings from continuing operations per diluted share of approximately $0.14 and core earnings of $0.29 per diluted share. Core earnings excludes other pre-tax charges of $4.1 million for the full fiscal year 2004 relating to exited business units, severance, purchase price earn-outs, and goodwill write-off, costs in connection with our compliance with the document production pursuant to the subpoena and projected CalPERS legal costs, and the results of discontinued operations.

   Conference Call

   Tier will host a conference call at 9 a.m. (Eastern Time) on Wednesday, January 28 to discuss its quarterly results. To access the conference call, please dial (303) 262-2211. The conference call will also be broadcast live via the Internet at www.Tier.com. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be available at www.Tier.com or by calling (303) 590-3000 and entering 567833# from two hours after the end of the call until 11:00 a.m. (Eastern Time) on Wednesday, February 4, 2004. Copies of this press release are available on the Tier website at www.Tier.com.

   Non-GAAP Financial Information

   To supplement its consolidated financial statements presented in accordance with GAAP, Tier uses certain non-GAAP measures, which are adjusted to exclude certain items. These non-GAAP measures, including those referred to as "core" in this release, are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Tier uses these non-GAAP financial measures to evaluate and manage the Company's operations. Tier is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. Since Tier has historically reported non-GAAP results to the investment community, the Company also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. Each non-GAAP financial measure included in this press release is reconciled to the most comparable GAAP financial measure.

   About Tier

   Tier is a provider of transaction and online payment processing and packaged software and systems implementation services primarily for federal, state and local government clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. Tier is included in the Russell 3000(R) Index. More information about the Company is available at www.Tier.com.
   Statements made in this press release that are not historical in nature, including statements in the section entitled "Financial Outlook" above, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.
   Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company's ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.
   For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's annual report on Form 10-K for the year ended Sept. 30, 2003 as well as other filings with the SEC.

   (Financial tables to follow)

                       TIER TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (dollars in thousands, except per share data)
                             (unaudited)

                                                Three Months Ended
                                                   December 31,
                                                2003         2002
                                                       Reclassified(1)

Net revenues(2)                               $26,510      $29,087

Costs and expenses:
   Direct costs(2)                             17,968       18,832
   Selling and marketing                        1,377        1,441
   General and administrative                   5,484        5,512
   Restructuring and other charges(3)           2,072            -
   Depreciation and amortization                1,131        1,377
Total costs and expenses                       28,032       27,162

Income (loss) from continuing operations       (1,522)       1,925

Interest income (expense), net                    277          378

Income (loss) from continuing operations
 before income taxes(5)                        (1,245)       2,303
Provision for income taxes                         35          838

Income (loss) from continuing operations,
 net of income taxes                           (1,280)       1,465

Discontinued operations:
  Income (loss) from operations of discontinued
   operations, adjusted for applicable
   provision for income taxes of $0 and $174
   for the three months ended December 31, 2003
   and 2002, respectively(4)                   (1,565)         259

Net income (loss)                             $(2,845)      $1,724


Income (loss) from continuing operations,
 net of income taxes:
  Per common share                             $(0.07)       $0.08
  Per diluted share(5)                         $(0.07)       $0.07

Income (loss) from discontinued operations,
 net of income taxes:
  Per common share                             $(0.08)       $0.01
  Per diluted share                            $(0.08)       $0.01

Net income (loss)
  Per common share                             $(0.15)       $0.09
  Per diluted share                            $(0.15)       $0.09

Shares used in computing basic income
 (loss) per share                              18,702       19,052
Shares used in computing diluted income
 (loss) per share                              18,702       19,815


Footnote (1) The financial statements have been reclassified to reflect the results of the discontinued operations separately.

Footnote (2) Net revenues includes revenues from the CalPERS terminated contract for the three months ended December 31, 2003 and 2002 of $0 and $3,235, respectively. Direct costs include direct costs from the CalPERS terminated contract for the three months ended
December 31, 2003 and 2002 of $0 and $2,211, respectively.

Footnote (3) Includes severance charge resulting from restructuring of $803, office closure charge resulting from restructuring of $318, asset impairment charge of $135, legal and other costs to comply with the subpoena of $516, and legal and other costs associated with the CalPERS terminated contract of $300.

Footnote (4) Includes the results of operations and charges in connection with discontinuing the U.S. Commercial Services and United Kingdom Segments.

Footnote (5) Non-GAAP after tax income from continuing operations per diluted share excluding the impact of certain items is calculated as follows:

                                                Three Months Ended
                                                   December 31,
                                                2003         2002
U.S. GAAP Income (loss) from continuing
 operations before income taxes               $(1,245)      $2,303
Restructuring and other charges                 2,072            -

Adjusted income from continuing operations
 before income taxes                              827        2,303

Provision for income taxes for the three
 months ended December 31, 2003 and 2002
 computed at an effective income tax
 rate of 30.0% and 36.4%, respectively            248          838

Non-GAAP after tax income from continuing
 operations (Core Earnings)                      $579       $1,465

Non-GAAP after tax income from continuing
 operations per diluted share (Core
 Earnings Per Share)                            $0.03        $0.07

Shares used in computing income per
 diluted share                                 18,912       19,815


                       TIER TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                             (unaudited)

                                                  December  September
                                                     31,       30,
                                                    2003      2003
                      ASSETS
Current assets:
   Cash and cash equivalents                       $36,224   $26,178
   Short-term investments                            4,078     5,492
   Accounts receivable, net                         21,548    27,896
   Other current assets                              2,446     4,602
   Assets of discontinued operations                 1,107     3,550
      Total current assets                          65,403    67,718

Long-term investments                               36,348    32,590
Equipment and software, net                          4,829     5,422
Goodwill and other acquired intangibles, net        53,705    54,456
Other assets                                         4,780     4,027
Non-current assets of discontinued operations            -       762
Total assets                                      $165,065  $164,975


       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Borrowings                                         $131      $150
   Accounts payable and accrued expenses            17,816    19,711
   Other current liabilities                         7,841     3,299
   Liabilities of discontinued operations            1,330     2,043
      Total current liabilities                     27,118    25,203
Long-term debt, less current portion                   162       195
Other liabilities                                    1,398       995
Non-current liabilities of discontinued operations     348       432

Total shareholders' equity                         136,039   138,150

Total liabilities and shareholders' equity        $165,065  $164,975


                       TIER TECHNOLOGIES, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)

                                                        Three Months
                                                           Ended
                                                        December 31,
                                                        2003     2002
Operating activities
Income (loss) from continuing operations, net of
 income taxes                                        $(1,280)  $1,465
Adjustments to reconcile income (loss) from
 continuing operations, net of income taxes to net
 cash from continuing operations provided by
 (used in) operating activities:
   Asset impairment charge                               135        -
   Depreciation and amortization                       1,662    1,891
   Provision for doubtful accounts                        26      296
   Deferred income taxes                                   -        -
   Tax benefit of stock options exercised                  -      135
   Forgiveness of notes receivable from employees          8       14
   Change in operating assets and liabilities, net
    of effects of business combinations:
      Accounts receivable                              5,533   (5,423)
      Prepaid expenses and other assets                 (132)  (1,031)
      Accounts payable and accrued liabilities         4,961   (1,624)
      Deferred income                                    465      727
Net cash from continuing operations provided by (used
 in) operating activities                             11,378   (3,550)

Investing activities
Purchase of equipment and software                      (409)    (787)
Notes and accrued interest receivable from related
 parties                                                 (70)     (64)
Repayments on notes and accrued interest receivable
 from related parties                                     11       13
Business combinations, net of cash acquired                -      (31)
Purchases of available-for-sale securities            (5,200) (17,297)
Maturities of available-for-sale securities            2,717   12,089
Net cash from continuing operations used in investing
 activities                                           (2,951)  (6,077)

Financing activities
Net proceeds from issuance of Class A and Class B
 common stock                                            641      592
Payments on capital lease obligations and other
 financing arrangements                                  (52)    (165)
Net cash from continuing operations provided by
 financing activities                                    589      427
Net cash provided by (used in) continuing operations   9,016   (9,200)
Net cash provided by discontinued operations           1,030    1,149
Net increase (decrease) in cash and cash equivalents  10,046   (8,051)
Cash and cash equivalents at beginning of period      26,178   40,609
Cash and cash equivalents at end of period           $36,224  $32,558

Supplemental disclosures of cash flow information
Cash paid during the period for:
   Interest                                              $15      $19
   Income taxes paid (refunded), net                 $(6,482)  $1,858

Supplemental disclosures of non-cash transactions
Equipment acquired under capital lease obligations
 and other financing arrangements                         $-      $58


                       TIER TECHNOLOGIES, INC.
Reconciliation of Forecasted Continuing Operations U.S. GAAP Earnings
                         Per Share Guidance to
             Forecasted Core Earnings Per Share Guidance
            (dollars in thousands, except per share data)
              (all amounts are forecasted and unaudited)

                                           Three months  Twelve months
                                               ended         ended
                                             March 31,   September 30,
                                               2004           2004

U.S. GAAP income from continuing
 operations before income taxes                $605          $3,908
U.S. GAAP provision for income taxes             35           1,172

U.S. GAAP after tax income from
 continuing operations                         $570          $2,736

U.S. GAAP after tax income from
 continuing operations per diluted share      $0.03           $0.14



U.S. GAAP income from continuing
 operations before income taxes                $605          $3,908

Impact of restructuring and other
 charges                                        950           4,124

Adjusted income from continuing
 operations before income taxes               1,555           8,032

Provision for income taxes computed
 using an effective income tax rate of
 30%                                            467           2,410

Adjusted after tax income from
 continuing operations (Core Earnings)       $1,088          $5,622

Adjusted after tax income from
 continuing operations per diluted
  share (Core Earnings Per Share)             $0.06           $0.29

Shares used in computing income per
 diluted share                               19,062          19,191


    CONTACT: Tier Technologies, Inc.
             Jeffrey A. McCandless, 925-941-2806
             or
             Matt Brusch, 571-382-1048